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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Directors
Crown Castle International Corp.:

We consent to the incorporation by reference in the Registration Statement (No. 333-67379) on Form S-8 pertaining to the Crown Castle International Corp. 401(k) Plan of our report dated June 20, 2003, with respect to the financial statements of the Crown Castle International Corp. 401(k) Plan as of and for the years ended December 31, 2002 and 2001 included in this Annual Report (Form 11-K).

/s/ KPMG LLP

Pittsburgh, Pennsylvania
June 26, 2003